UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2010
Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)
(414) 977-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Senior Secured Notes
On April 28, 2010, the Company issued $200 million aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of April 28, 2010 (the “Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”) and The Bank of New York Mellon Trust Company, as trustee. The Notes were issued by the Company at an initial offering price of 97.266% of the principal amount. The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Notes mature on May 1, 2015. The Notes bear interest at a rate of 11.75% per annum. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2010.
The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by certain of the Company’s direct and indirect domestic subsidiaries and will be so guaranteed by any future domestic subsidiaries of the Company, subject to certain exceptions.
On or after May 1, 2013, the Company may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, at any time prior to May 1, 2013, the Company may, on one or more than one occasion, redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest to the applicable redemption date. At any time prior to May 1, 2013, the Company may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 105.875% of the principal amount thereof plus accrued and unpaid interest to the applicable redemption date.
If the Company experiences specified change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.
The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:
•	incur additional indebtedness or issue preferred stock;

•	pay dividends and make distributions in respect of capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	enter into transactions with stockholders or affiliates;

•	issue or sell stock of certain subsidiaries;

•	effect a consolidation or merger; and

•	engage in sale-leaseback transactions.
These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.
The Indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Merrick RIS, LLC, a controlled affiliate of Michael Ferro, and who in the aggregate directly or indirectly owns approximately 37% of our common stock on a fully-diluted basis, purchased an aggregate principal amount of $5.0 million of Notes at the same purchase price per Note as the other investors who purchased Notes.

Registration Rights Agreement
In connection with the issuance of the Notes, the Company and the Note Guarantors entered into a registration rights agreement, dated April 28, 2010, with the initial purchaser of the Notes. The description of the registration rights agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the registration rights agreement, a copy of which is filed herewith as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. Under the terms of the registration rights agreement, the Company and the Note Guarantors are required to file an exchange offer registration statement and have the exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 180 days following the issuance of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes (the “Registration Deadline”); and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the Registration Deadline. Under specified circumstances, the registration rights agreement provides that the Company and the Note Guarantors shall file a shelf registration statement for the resale of the Notes. If the Company and the Note Guarantors default on their registration obligations under the registration rights agreement, additional interest will be payable on the Notes until all such registration defaults are cured.
Collateral and Security Documents
The Notes, the guarantees, and all other permitted pari passu obligations will be secured equally and ratably by continuing first priority security interests (subject to permitted liens) in substantially all of the tangible and intangible assets of the Company and the Note Guarantors, whether now owned or hereafter acquired or arising, and wherever located, including, but not limited to, all existing and future capital stock and intercompany debt of any domestic subsidiary owned directly by the Company or any Notes Guarantor and all existing and future capital stock of any first-tier foreign subsidiary owned directly by the Company or any Notes Guarantor (limited in the case of any such foreign subsidiaries, to 65% of the capital stock of such foreign subsidiaries), accounts receivable, deposit accounts, chattel paper, inventory, equipment, investment property, intellectual property, interests in commercial tort claims, other general intangibles and certain owned real property, and all proceeds of the foregoing, subject to the exceptions discussed in the succeeding paragraph (collectively, the “Collateral”).
On April 28, 2010, the Company and the Notes Guarantors entered into certain security documents set forth in this Form 8-K as Exhibits 10.1 to 10.4 (the “Security Documents”) with the Collateral Agent, which documents provide for the grant of security interests in the Collateral in favor of the Collateral Agent, for the benefit of the trustee of the Notes and the holders of the Notes.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 28, 2010, the Company completed its acquisition of AMICAS, Inc. pursuant to the Agreement and Plan of Merger, effective February 28, 2010, among the Company, AMICAS, Inc. and Project Ready Corp., a wholly owned subsidiary of the Company (the “Merger Agreement”). Under the terms of the Merger Agreement, the Company acquired all of the outstanding shares of AMICAS, Inc. for $6.05 per share in cash (other than any price paid for shares held by AMICAS stockholders who properly exercise their dissenter’s rights under Delaware law). The Company financed the acquisition with the net proceeds from the sale of the Notes, the net proceeds from the equity offering and cash on hand.
The summary of the Merger Agreement included in, and the copy of the Merger Agreement which was filed as Exhibit 99.2 to, the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2010 are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Section 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.
Item 2.05 Costs Associated with Exit or Disposal Activities
On April 29, 2010, the Company committed to a restructuring initiative to materially reduce its workforce and the number of leased facilities. The Company has taken this action following its recent acquisition of AMICAS, Inc. and resulting business reorganization. This initiative also considers an assessment of ongoing personnel needs in light of the acquisition.
In connection with this action, the Registrant expects to incur between $4.0 million and $5.0 million in cash expenditures for severance and related costs and between $3.0 million and $4.0 million in cash expenditures related to the termination or abandonment of leased facilities, primarily in the second and third quarters of fiscal 2010. As previously disclosed in the Current Report on Form 8-K filed on April 6, 2010, the Registrant anticipates that these actions will result in improved operating efficiencies in the range of $9.5 million and $12.5 million, on an annualized basis, of the total expected cost saving synergies of at least $15.0 million expected as a result of the acquisition.

Item 3.02 Unregistered Sales of Equity Securities.
On April 27, 2010, the Company completed its private placement of 41,750 shares of Series A Non-Voting Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) at a price of $627.40 per share and 7,515,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) at a price of $2.07 per share pursuant to the Securities Purchase Agreement previously announced in the Company’s Current Report on Form 8-K filed April 2, 2010 (the “Securities Purchase Agreement”). The net proceeds from the private placement were used by the Company to complete its acquisition of AMICAS. The shares of Series A Preferred Stock and Common Stock were issued by the Company in a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 thereunder.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2010, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations amending the Company’s Amended and Restated Certificate of Incorporation and setting forth the terms of the Series A Preferred Stock. A copy of the Certificate of Designations related to the Series A Preferred Stock is attached as Exhibit 3.1 to and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of businesses acquired. The financial information set forth in Item 8 of AMICAS, Inc.’s Annual Report on Form 10-K for 2009 filed with the SEC on March 11, 2010 is incorporated herein by reference.

(b)	Pro Forma financial information. The unaudited Pro Forma Financial Information set forth in Exhibit 99.1 hereto is incorporated herein by reference.

(c)	Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of February 28, 2010 by and among Merge Healthcare Incorporated, Project Ready Corp. and AMICAS, Inc. (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K of Merge Healthcare Incorporated filed with the SEC on March 4, 2010).

3.1	Series A Preferred Stock Certificate of Designations

4.1	Indenture, dated as of April 28, 2010, by and among Merge Healthcare Incorporated, the guarantors of the Notes and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 11.75% Senior Secured Notes due 2015.

4.2	Registration Rights Agreement dated as of April 28, 2010 by and among the Company, the guarantors of the Notes and Morgan Stanley & Co. Incorporated

10.1	Patent Security Agreement dated as of April 28, 1020 made among the Company and the guarantors of the Notes in favor of The Bank of New York Mellon Trust Company, N.A.

10.2	Trademark Security Agreement dated as of April 28, 2010 made by each of the Company and the guarantors of the Notes in favor of the Bank of New York Mellon Trust Company, N.A.

10.3	Copyright Security Agreements dated as of April 28, 2010 made by the Company and the guarantors of the Notes in favor of The Bank of New York Mellon Trust Company, N.A.

10.4	Guarantee and Collateral Agreement dated as of April 28, 2010 made by the Company and the guarantors of the Notes in favor of The Bank of New York Mellon Trust Company, N.A.

99.1	Unaudited Pro Forma Financial Information of AMICAS, Inc. and the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
April 30, 2010	/s/ Ann Mayberry-French
By: Ann Mayberry-French
	Title:	General Counsel